Exhibit 99.1

Media Contact:	Investor Contacts:
Eric Boomhower	Christina Putnam	Byron Hinson
(803) 217-7701	(803) 217-7512	(803) 217-5352
eboomhower@scana.com	cputnam@scana.com	bhinson@scana.com

SCANA Reports Financial Results for Third Quarter 2013

Cayce, S.C., October 31, 2013... SCANA Corporation (NYSE: SCG) today announced earnings for the third quarter of 2013 of $131 million, or basic earnings per share of 94 cents, compared to $122 million, or basic earnings per share of 93 cents, for the third quarter of 2012.

For the nine months ended September 30, 2013, SCANA reported earnings of $368 million, or basic earnings per share of $2.67, compared to $315 million, or basic earnings per share of $2.41, for the same period in 2012.

“We are pleased with the third quarter results and our accelerating customer growth in our electric and gas businesses,” said Jimmy Addison, Executive Vice President and Chief Financial Officer. “For the year, margins have increased due to electric base rate increases and customer growth, as well as a return to normal weather in Georgia during the first quarter of 2013. These increases were partially offset by expenses related to our capital program, specifically depreciation, property taxes, interest, and dilution. We are reaffirming our earnings guidance for the year and maintain our internal target of $3.35 basic earnings per share.”

FINANCIAL RESULTS BY MAJOR LINES OF BUSINESS

South Carolina Electric & Gas Company

Reported earnings in the third quarter of 2013 at South Carolina Electric & Gas Company (SCE&G), SCANA’s principal subsidiary, were $139 million, or basic earnings per share of $1.00, compared to $132 million, or basic earnings per share of $1.01 in the third quarter of 2012. Higher margins from base rate increases, along with customer growth were offset by increases in operating and maintenance expenses, as well as expenses related to our capital program including property taxes, depreciation and share dilution. At September 30, 2013, SCE&G was serving approximately 675,000 electric customers and approximately 325,000 natural gas customers, up 1.3 and 2.2 percent, respectively, over 2012.

PSNC Energy

PSNC Energy, the Company’s North Carolina-based retail natural gas distribution subsidiary, reported a seasonal loss of $4 million, or 3 cents per share, in the third quarter of 2013 unchanged from the third quarter of 2012. At September 30, 2013, PSNC Energy was serving approximately 495,000 customers, an increase of 2.0 percent over the previous year.

SCANA Energy - Georgia

SCANA Energy, the Company’s retail natural gas marketing business in Georgia, reported a seasonal loss of $4 million, or 3 cents per share, in the third quarter of 2013 compared to a loss of $5 million, or 3 cents per share in the third quarter of 2012.

Corporate and Other, Net

SCANA’s corporate and other businesses, which include Carolina Gas Transmission, SCANA Communications, ServiceCare, SCANA Energy Marketing and the holding company, were flat for the third quarter of 2013, compared to a loss of $2 million, or 2 cents per share in the third quarter of 2012.

EARNINGS OUTLOOK

The Company reaffirmed its guidance for 2013 basic earnings per share to be in the range of $3.25 to $3.45. The Company continues to target an average annual earnings growth rate of 3 to 6 percent over the next 3 to 5 years. Factors and risks that could impact future earnings are discussed in the Company’s filings with the Securities and Exchange Commission and below under the Safe Harbor Statement.

CONFERENCE CALL NOTICE

SCANA will host its quarterly conference call for security analysts at 3:00 p.m. ET on Thursday, October 31, 2013. The call-in numbers for the conference call are 1-866-652-5200 (US), 1-855-669-9657 (Canada) and 1-412-317-6060 (International). Participants should call in 5 to 10 minutes prior to the scheduled start time. A replay of the conference call will be available through November 14, 2013. The telephone replay numbers are 1-877-344-7529 (US) and 1-412-317-0088 (Canada/International). The passcode for the telephone replay is 10034363.

All interested persons, including investors, media and the general public, may listen to a live webcast and access related presentation materials of the conference call at the Company’s website at www.scana.com. Participants should go to the website at least 5 to 10 minutes prior to the call start time and follow the instructions. A replay of the conference call will also be available on the website through November 14, 2013.

PROFILE

SCANA Corporation, headquartered in Cayce, S.C., is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations and other energy-related businesses. The Company serves approximately 675,000 electric customers in South Carolina and more than 1.2 million natural gas customers in South Carolina, North Carolina and Georgia. Information about SCANA and its businesses is available on the Company’s website at www.scana.com.

SAFE HARBOR STATEMENT

Statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements concerning key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules and estimated construction and other expenditures. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “forecasts,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or “continue” or the negative of these terms or other similar terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment; (2) regulatory actions, particularly changes in rate regulation, regulations governing electric grid reliability and pipeline integrity, environmental regulations, and actions affecting the construction of new nuclear units; (3) current and future litigation; (4) changes in the economy, especially in areas served by subsidiaries of SCANA; (5) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial markets; (6) the impact of conservation and demand side management efforts and/or technological advances on customer usage; (7) growth opportunities for SCANA’s regulated and diversified subsidiaries; (8) the results of short- and long-term financing efforts, including prospects for obtaining access to capital markets and other sources of liquidity; (9) changes in SCANA’s or its subsidiaries’ accounting rules and accounting policies; (10) the effects of weather, especially in areas where the generation and transmission facilities of SCANA and its subsidiaries (the Company) are located and in areas served by SCANA's subsidiaries; (11) payment and performance by counterparties and customers as contracted and when due; (12) the results of efforts to license, site, construct and finance facilities for electric generation and transmission; (13) maintaining creditworthy joint owners for SCE&G’s new nuclear generation project; (14) the ability of suppliers, both domestic and international, to timely provide the labor, components, parts, tools, equipment and other supplies needed, at agreed upon prices, for our construction program, operations and maintenance; (15) the results of efforts to ensure the physical and cyber security of key assets and processes; (16) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (17) the availability of skilled and experienced human resources to properly manage, operate, and grow the Company’s businesses; (18) labor disputes; (19) performance of SCANA’s pension plan assets; (20) changes in taxes; (21) inflation or deflation; (22) compliance with regulations; (23) natural disasters and man-made mishaps that directly affect our operations or the regulations governing them; and (24) the other risks and uncertainties described from time to time in the periodic reports filed by SCANA or SCE&G with the United States Securities and Exchange Commission. The Company disclaims any obligation to update any forward-looking statements.

FINANCIAL AND OPERATING INFORMATION

Condensed Consolidated Statements of Income
(Millions, except per share amounts) (Unaudited)
	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Operating Revenues:
Electric	$704	$714	$1,898	$1,851
Gas-Regulated	128	109	667	513
Gas-Nonregulated	219	215	813	690
Total Operating Revenues	1,051	1,038	3,378	3,054

Operating Expenses:
Fuel Used in Electric Generation	196	239	570	617
Purchased Power	19	9	35	20
Gas Purchased for Resale	265	248	1,076	837
Other Operation and Maintenance	167	165	513	510
Depreciation and Amortization	95	89	282	267
Other Taxes	54	50	164	156
Total Operating Expenses	796	800	2,640	2,407

Operating Income	255	238	738	647

Other Income (Expense)
Other Income	10	13	36	39
Other Expense	(10)	(9)	(32)	(29)
Interest Charges, Net	(74)	(75)	(223)	(219)
Allowance for Equity Funds Used During Construction	9	6	19	13
Total Other Expense	(65)	(65)	(200)	(196)

Income Before Income Tax Expense	190	173	538	451
Income Tax Expense	59	51	170	136

Net Income	131	122	368	315

Basic Earnings Per Share of Common Stock	$0.94	$0.93	$2.67	$2.41
Diluted Earnings Per Share of Common Stock(1)	$0.94	$0.91	$2.66	$2.37
Weighted Average Shares Outstanding (Millions):
Basic	140.1	131.4	138.0	130.8
Diluted(1)	140.1	133.8	138.6	133.1
Dividends Declared Per Share of Common Stock	$0.5075	$0.4950	$1.5225	$1.4850

Note (1): In May 2010, SCANA entered into an equity forward sales agreement which was settled via the issuance of 6.6 million shares of common stock in early March 2013. Diluted earnings per share reflects the Company’s use of the treasury stock method during periods in which the forward sales agreement was outstanding and the average market price of SCANA’s common stock was above the per share adjusted forward sales price.

Earnings per Share by Company:
(Unaudited)
	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
SC Electric & Gas	$1.00	$1.01	$2.31	$2.15
PSNC Energy	(0.03)	(0.03)	0.21	0.21
SCANA Energy-Georgia	(0.03)	(0.03)	0.11	0.02
Corporate and Other	0.00	(0.02)	0.04	0.03
Basic Earnings per Share	$0.94	$0.93	$2.67	$2.41
Diluted Earnings per Share(1)	$0.94	$0.91	$2.66	$2.37

Variances in Earnings per Share:
(Unaudited)
	Quarter Ended	Nine Months Ended
	September 30,	September 30,
2012 Basic Earnings per Share	$0.93	$2.41

Variances:
Electric Margin	0.12	0.41
Natural Gas Margin	0.03	0.20
Operations & Maintenance Expense	(0.01)	(0.02)
Interest Expense (Net of AFUDC)	0.00	(0.02)
Depreciation	(0.03)	(0.08)
Property Taxes	(0.02)	(0.04)
Change in Effective Tax Rate	(0.02)	(0.05)
Dilution	(0.06)	(0.14)
Variances in Earnings per Share	0.01	0.26

2013 Basic Earnings per Share	$0.94	$2.67
2013 Diluted Earnings per Share(1)	$0.94	$2.66